EX-99.h.3.iv

MERCER

October 4, 2023

State Street Bank and Trust Company

1776 Heritage Drive

JAB3 North

Quincy, MA 02171

Attention: Ryan Collins

Re: MERCER FUNDS (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series to be known as Mercer Short Duration Fixed Income Fund (the “Portfolio”).

In accordance with Section 12 of the Transfer Agency and Service Agreement, dated as of June 7, 2012, by and between the Fund and State Street Bank and Trust Company (“State Street”) (as amended, restated, supplemented or otherwise modified from time to time, the “Transfer Agency Agreement”), the undersigned Fund hereby requests that State Street act as Transfer Agent for the Portfolio under the terms of the Transfer Agency Agreement. In connection with such request, the undersigned hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in the Transfer Agency Agreement.

An updated Schedule A to the Transfer Agency Agreement is attached hereto.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,
MERCER FUNDS on behalf of: Mercer Short Duration Fixed Income Fund

By:	/s/ Jeffrey Coleman
Name:	Jeffrey Coleman
Title: Vice President, Treasurer & Chief Financial Officer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James Hill
Name:	James Hill
Title:	Managing Director, Duly Authorized

Effective Date: October 4, 2023

Schedule A
to

Transfer Agency and Service Agreement

by and between

Mercer Funds

and

State Street Bank and Trust Company

dated as of June 7, 2012, as amended

Updated as of October 4, 2023

Listing of Series of MERCER FUNDS

Mercer Global Low Volatility Equity Fund
Mercer Emerging Markets Equity Fund
Mercer US Small/Mid Cap Equity Fund
Mercer Non-US Core Equity Fund
Mercer Opportunistic Fixed Income Fund
Mercer US Large Cap Equity Fund
Mercer Core Fixed Income Fund
Mercer Short Duration Fixed Income Fund